                                                                    EXHIBIT 99.1


                 Information, Financial Statements, and Exhibits
                    Required by Form 11-K in accordance with
                              Rule 15d-21 under the
                         Securities Exchange Act of 1934



                  For the Fiscal Years Ended December 31, 1995
                              and December 31, 1994


                        Delphi Information Systems, Inc.
                         Cash Option Profit Sharing Plan



                        DELPHI INFORMATION SYSTEMS, INC.
                        --------------------------------

       The principal executive offices of Delphi Information Systems, Inc. are located at 3501 Algonquin Road, Rolling Meadows, Illinois 60008

ITEM 1.   CHANGES IN THE PLAN

          Delphi Information Systems, Inc. (the "Company") adopted the Cash Option Profit Sharing Plan (the "Plan") effective January 1, 1988. There were no material changes in the provisions of the Plan during 1995 or 1994.

ITEM 2.   CHANGES IN INVESTMENT POLICY

          There were no material changes made during 1995 or 1994 with respect to investment policy.

ITEM 3.   CONTRIBUTIONS UNDER THE PLAN

          The Company made no contributions to the Plan in 1995 or 1994.

ITEM 4.   PARTICIPATING EMPLOYEES

          As of December 31, 1995, there were approximately 528 employees who were participants in the Plan compared to 479 employees as of December 31, 1994.

ITEM 5.   ADMINISTRATION OF THE PLAN

          (a) The Plan is administered by the Company's Administrative Committee (the "Committee" or "Administrators"), the members of which are appointed by the Board of Directors. The members of the Committee and their titles with the Company as of April 1, 1995 are as follows:

                                                    Position with the
          Member's Names                          Company or Affiliates
          --------------                          ---------------------

          M. Denis Connaghan                      President and CEO

          Meigan Putnam                           Vice President, Operations

          The business address of each member of the Committee is 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

          The Administrators of the Plan also serve as the Trustees of the Plan. The trust established under the Plan is administered by the Trustees.

          (b) During 1995 and 1994, no Committee members or Trustees received any compensation from the Plan for services rendered in connection with the administration of the Plan.

ITEM 6.   INVESTMENT CUSTODIAN

          (a) Connecticut General Life Insurance Company ("CIGNA") acts as custodian of the Plan's securities and investments. Its offices are located at:

          Connecticut General Life Insurance Company
          Group Pension Division
          Metro Center One
          350 Church Street
          M-80
          Hartford, CT  06104

          CIGNA manages participant contributions which are invested in an employee directed combination of the Cigna Guaranteed Long Term Account, Cigna Guaranteed Government Securities Account, Fidelity Income and Growth Account and/or the Fidelity Growth Opportunities Account.

          CIGNA delivers participants' contributions that are to be invested in the Company's common stock to Smith Barney Shearson ("Smith Barney") who executes the buy or sell orders it is given and holds the stock certificates. Smith Barney's offices are located at:

          Smith Barney Shearson
          350 California Street
          San Francisco, CA  94104-1477

          (b) The contract and administrative fees incurred by the Plan are payable to CIGNA, the Plan Custodian. During 1995, the fees were $21,339 compared to $14,979 in 1994. The Company paid these fees on behalf of the Plan in both years.

          (c) The Company and the Plan Administrators had a banker's blanket bond in the amount of $500,000 at December 31, 1995 with a deductible of $-0-.

ITEM 7.   REPORTS TO PARTICIPATING EMPLOYEES

          Participating employees are furnished quarterly statements during the year reflecting the status of their accounts. The first such statement was issued on March 31, 1988.

ITEM 8.   INVESTMENTS OF PLAN

          Brokerage fees of $1,151 were paid to Smith Barney in 1995 compared to $634 in 1994. No brokerage fees were paid to any person described in SEC requirements for disclosure in Item 8(a)(2) of this form.

ITEM 9.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Index of Financial Statements and Schedules
                                                                    Page
                                                                    ----

          Report of Independent Public Accountants                      F-1
          Statement of Net Assets Available for Plan Benefits
           as of December 31, 1995                                      F-2
          Statement of Net Assets Available for Plan Benefits
           as of December 31, 1994                                      F-3
          Statement of Changes in Net Assets Available for
           Plan Benefits for the Year Ended December 31, 1995           F-4
          Statement of Changes in Net Assets Available for
           Plan Benefits for the Year Ended December 31, 1994           F-5
          Notes to Financial Statements                         F-6 to F-11
          Schedule I - Item 27a--Schedule of Assets Held for
           Investment Purposes                                         F-12
          Schedule II - Item 27d--Schedule of Reportable
           Transactions                                                F-13

          (b)  Exhibits
               None

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934 the Committee has duly caused this annual Report to be signed by the undersigned thereunto duly authorized.


                                             DELPHI INFORMATION SYSTEMS, INC.
                                             Cash Option Profit Sharing Plan



Date: June 5, 1996                           Signature
     -----------------------                           ------------------------
                                                       M. Denis Connaghan
                                                       President and CEO

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Trustees of
Delphi Information Systems, Inc.
Cash Option Profit Sharing Plan


We have audited the accompanying statements of net assets available for Plan benefits of Delphi Information Systems, Inc. Cash Option Profit Sharing Plan as of December 31, 1995 and 1994 and the related statements of changes in net assets available for the Plan benefits for the years then ended. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1995 and 1994 and the changes in its net assets for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations of Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes as of December 31, 1995 and the schedule of reportable transactions for the year ended December 31, 1995 do not disclose the historical cost of the Plan's investments. Disclosure of the information is required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
June 25, 1996

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                             As of December 31, 1995

                                                             FUND INFORMATION
                           -----------------------------------------------------------------------------------      -----------
                                                           CIGNA       Fidelity
                                             CIGNA       Guaranteed     Income      Fidelity
                              Delphi       Guaranteed    Government       and        Growth
                              Common       Long Term     Securities     Growth     Opportunities        Loan
                              Stock         Account       Account       Account      Account           Account         Total
                           -----------------------------------------------------------------------------------      ------------
PLAN ASSETS:

  Investments:

   Delphi
     Common Stock         $    32,037    $       -       $    -        $      -     $      -         $    -         $     32,037

   Guaranteed
     Long Term
     Account                     -          1,548,571         -               -            -              -            1,548,571

   Guaranteed
     Government
     Securities
     Account                     -               -         107,800            -            -              -              107,800

   Income and
     Growth
     Account                     -               -            -          1,116,156         -              -            1,116,156

   Growth
     Opportunities
     Account                     -               -            -               -       3,004,221           -            3,004,221

   Participant Loans             -               -            -               -            -           168,583           168,583
                           -----------------------------------------------------------------------------------------------------
   Total investments           32,037       1,548,571      107,800       1,116,156    3,004,221        168,583         5,977,367

  Cash                           -               -            -               -            -              -                    0

  Participants'
   contributions
   receivable                   1,111          15,983        2,347          22,321       35,749           -               77,511
                           -----------------------------------------------------------------------------------------------------
Net assets available for
  Plan benefits           $    33,148    $  1,564,554    $ 110,147     $ 1,138,477  $ 3,039,969      $ 168,583      $  6,054,878
                           -----------------------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of these statements.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                             As of December 31, 1994

                                                        FUND INFORMATION
                            ------------------------------------------------------------------------
                                                     CIGNA     Fidelity
                                        CIGNA      Guaranteed   Income     Fidelity
                            Delphi    Guaranteed   Government    and        Growth
                            Common    Long Term    Securities   Growth   Opportunities      Loan
                             Stock     Account      Account     Account     Account        Account         Total
                            ------------------------------------------------------------------------   -------------
PLAN ASSETS:

   Investments:

    Delphi
      Common Stock         $  17,454  $       -      $    -     $      -     $      -     $     -      $     17,454

    Guaranteed
      Long Term
      Account                   -        1,785,877        -            -            -           -         1,785,877

    Guaranteed
      Government
      Securities
      Account                   -             -        124,765         -            -           -           124,765

    Income and
      Growth
      Account                   -             -           -       1,099,845         -           -         1,099,845

    Growth
      Opportunities
      Account                   -             -           -            -       2,070,965        -         2,070,965

    Participant Loans           -             -           -            -            -        211,656        211,656
                            ---------------------------------------------------------------------------------------
    Total investments         17,454     1,785,877     124,765    1,099,845    2,070,965     211,656      5,310,562

   Cash                         -             -           -            -            -           -                 0

   Participants'
    contributions
    receivable                   837        23,971       2,606       23,481       39,173        -            90,068
                            ---------------------------------------------------------------------------------------
Net assets available for
      Plan benefits        $  18,291  $  1,809,848   $ 127,371  $ 1,123,326  $ 2,110,138  $  211,656   $  5,400,630
                            ---------------------------------------------------------------------------------------
                            ---------------------------------------------------------------------------------------

        The accompanying notes are an integral part of these statements.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                    FOR PLAN BENEFITS, WITH FUND INFORMATION
                      For the Year Ended December 31, 1995


                                                                         FUND INFORMATION
                                           ----------------------------------------------------------------------------------------

                                                                         CIGNA       Fidelity
                                                           CIGNA       Guaranteed     Income       Fidelity
                                            Delphi      Guaranteed     Government      and          Growth
                                            Common       Long Term     Securities     Growth     Opportunities    Loan
                                            Stock         Account       Account       Account       Account      Account    Total
                                           -----------------------------------------------------------------------------------------
ADDITIONS:
  Contributions:
      Participants                          $12,092       $192,906       $26,646      $251,381     $426,354        $0      $909,379

  Investment Income:
      Net appreciation/(depreciation) in
           fair value of investments          9,283              0         5,640       149,467      707,439         0       871,828
      Interest                                   18        110,534           277         3,796        5,213         0       119,838
      Dividends                                   0              0             0             0            0         0             0
                                           -----------------------------------------------------------------------------------------
          Total investment income/(loss)      9,300        110,534         5,918       153,262      712,652         0       991,666
                                           -----------------------------------------------------------------------------------------
          Total additions                    21,392        303,439        32,564       404,643    1,139,006         0     1,901,045
                                           -----------------------------------------------------------------------------------------

DEDUCTIONS:
  Benefits paid to participants              (4,786)      (611,351)      (45,988)     (259,488)    (323,927)        0    (1,245,540)
  Other expenses                             (1,257)             0             0             0            0         0        (1,257)
                                           -----------------------------------------------------------------------------------------
          Total deductions                   (6,043)      (611,351)      (45,988)     (259,488)    (323,927)        0    (1,246,797)
                                           -----------------------------------------------------------------------------------------

LOANS ISSUED TO PARTICIPANTS                   (384)       (12,623)            0       (53,523)     (41,060)  107,591             0
LOAN PRINCIPAL REPAYMENTS                       253         49,829         6,798        50,981       42,803  (150,664)           (0)
INTERFUND TRANSFERS                            (362)        25,409       (10,599)     (127,461)     113,012         0             0
                                           -----------------------------------------------------------------------------------------
NET INCREASE (DECREASE)                      14,857       (245,296)      (17,225)       15,152      929,833   (43,073)      654,248

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                          18,291      1,809,850       127,372     1,123,325    2,110,136   211,656     5,400,630
                                           -----------------------------------------------------------------------------------------
  End of year                               $33,148     $1,564,554      $110,147    $1,138,477   $3,039,969  $168,583    $6,054,878
                                           -----------------------------------------------------------------------------------------
                                           -----------------------------------------------------------------------------------------


         The accompanying notes are an integral part of these statements

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                    FOR PLAN BENEFITS, WITH FUND INFORMATION
                      For the Year Ended December 31, 1994


                                                                                 FUND INFORMATION
                                           ---------------------------------------------------------------------------------------
                                                                    CIGNA     Fidelity
                                                       CIGNA      Guaranteed   Income        Fidelity
                                           Delphi    Guaranteed   Government     and          Growth
                                           Common     Long Term   Securities   Growth     Opportunities     Loan
                                            Stock      Account     Account     Account       Account       Account     Total
                                           ---------------------------------------------------------------------------------------
ADDITIONS:
  Contributions:
      Participants                         $24,780     $431,171     $45,190     $709,453      $858,721         $0     $2,069,315

  Investment Income:
      Net appreciation/(depreciation) in
            fair value of investments      (36,699)           0       3,332      (58,553)       18,320          0        (73,600)
      Interest                                   0       99,325         307        2,742         1,959          0        104,333
      Dividends                                102            0           0            0             0          0            102
                                           ---------------------------------------------------------------------------------------
           Total investment income/(loss)  (36,597)      99,325       3,639      (55,811)       20,279          0         30,835
                                           ---------------------------------------------------------------------------------------
           Total additions                 (11,817)     530,496      48,829      653,642       879,000          0      2,100,150
                                           ---------------------------------------------------------------------------------------

DEDUCTIONS:
  Benefits paid to participants             (4,127)    (307,794)    (14,943)    (163,220)     (184,222)         0       (674,306)
  Other expenses                              (134)           0           0            0             0          0           (134)
                                           ---------------------------------------------------------------------------------------
           Total deductions                 (4,261)    (307,794)    (14,943)    (163,220)     (184,222)         0       (674,440)
                                           ---------------------------------------------------------------------------------------

LOANS ISSUED TO PARTICIPANTS                     0     (154,924)     (1,306)     (25,779)      (12,336)   194,345              0
LOAN PRINCIPAL REPAYMENTS                        0       81,023       2,082       12,583        12,638   (108,326)             0
INTERFUND TRANSFERS                         (3,354)      31,490     (28,934)    (123,471)      124,269          0              0
                                           ---------------------------------------------------------------------------------------
NET INCREASE (DECREASE)                    (19,432)     180,291       5,728      353,755       819,349     86,019      1,425,710

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                         37,723    1,629,557     121,643      769,571     1,290,789    125,637      3,974,920
                                           ---------------------------------------------------------------------------------------
  End of year                              $18,291   $1,809,848    $127,371   $1,123,326    $2,110,138   $211,656     $5,400,630
                                           ---------------------------------------------------------------------------------------
                                           ---------------------------------------------------------------------------------------

  The accompanying notes are an integral part of these statements

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


1.   PLAN DESCRIPTION

     The following is a general description of the Cash Option Profit Sharing Plan (the "Plan"). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL

     The Plan, which commenced January 1, 1988, is a qualified cash option profit sharing plan offered to all eligible employees of Delphi Information Systems, Inc. (the "Company" or "Delphi") when hired. Enrollment to participate and election changes occur quarterly. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 401 (a) and Section 401 (k) of the Internal Revenue Code of 1986, as amended (IRC). At December 31, 1995, there were 528 active participants in the Plan of whom 280, 92, 306, 258 and 68 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the Fidelity Income and Growth Account, the Fidelity Growth Opportunities Account and Delphi Common Stock, respectively. At December 31, 1994 there were 479 active participants of whom 257, 73, 241, 268 and 59 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the Fidelity Income and Growth Account, the Fidelity Growth Opportunities Account and Delphi Common Stock, respectively.

     CONTRIBUTIONS

     Participants may elect to contribute an amount equaling from 1% to 20% of their basic compensation up to a maximum of $9,240 for both 1995 and 1994 (salary reduction contributions). This maximum allowable contribution is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's salary reduction contributions and similar contributions under other plans. The Company may make an annual discretionary contribution to the Plan. Each Plan year, the Company will decide what portion of its profits, if any, it will contribute to the Plan. The Company did not make any contribution to the Plan during 1995 and 1994.

     The salary reduction contributions made on behalf of each participant are paid to the Custodian as soon as practical after the last day of each month, and deposited to the investment funds as directed by the participant.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1995 AND 1994



     PARTICIPANT ACCOUNTS

     Each participant's account is credited with (1) the participant's contributions, (2) the related Company matching contributions, if any, and
     (3) fund earnings or losses. These accounts are summarized in the accompanying financial statements as net assets available for plan benefits.

     VESTING

     Each participant has an immediate, fully vested right to receive all salary reduction contributions and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant or under other special circumstances.

     The Company's contributions to the Plan, if any, and the earnings on such contributions, become vested in accordance with the following schedule:

              Years                               Vested
           of Service                           percentage
           -----------------------------------------------
           1 but less than 2                        25%
           2 but less than 3                        50%
           3 but less than 4                        75%
           4 or more                               100%

     FORFEITURES

     If a participant stops working for the Company before their account is 100% vested, they may forfeit the nonvested portion of their account. All amounts that are forfeited by terminated Participants are added to the Company's contributions to the Plan and divided up among the accounts of eligible Participants.

     INVESTMENTS

     Each participant directs that salary reduction contributions for the participants' benefit and any earnings thereon be invested in one or more of the following funds:

     a. CIGNA Guaranteed Long Term Account - Invests in longer term fixed income securities, such as corporate bonds and commercial mortgages.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1995 AND 1994



     b. CIGNA Guaranteed Government Securities Account - Invests in U.S. Treasuries, government agency obligations and repurchase agreements fully backed by such securities.

     c. Fidelity Income and Growth Account - Invests in a diversified portfolio of equity and fixed income securities.

     d. Fidelity Growth Opportunities Account - Invests in common stocks and securities convertible into common stocks.

     e. Delphi Stock Account - Invests in the shares of the Company's common stock. Participants are limited to a maximum of 25% of their annual contributions that can be invested in the Company's stock.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1995 AND 1994



     PAYMENT OF BENEFITS

     Upon termination of employment, a participant's benefit is distributed in a single, lump sum payment. The distribution is made in the form of cash, unless the participant elects to receive the portion of his account that was invested in the Company's stock in the form of whole shares of such Company stock.

     EXPENSES

     Expenses in connection with the purchase or sale of stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the Trust Fund unless paid by the Company at its sole discretion. During 1995 and 1994 the Company elected to pay these expenses which consisted of the following: (1) accounting and legal fees of approximately $6,000 in both 1995 and 1994; and (2) record keeping fees paid to the Custodian of $21,339 and $14,979 in 1995 and 1994, respectively.

     TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in any Company contributions to their accounts.

     ADMINISTRATION

     The Plan is administered by an Administrative Committee appointed by the Board of Directors of the Company.

     The Committee has responsibility for supervising the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

     The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the plan of such amounts as the Committee shall direct from time to time.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1995 and 1994

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The accompanying financial statements are prepared on the accrual basis of accounting.

    INVESTMENTS

    Investments are stated at fair value. Purchases and sales of securities are reflected on a settlement date basis. In accordance with the policy of stating investments at fair value, realized and unrealized gains and losses on investments are reflected as net appreciation/depreciation in the Statements of Changes in Net Asset Available for Plan Benefits. Dividend income is accrued on the ex-dividend date. Interest income from other investments is accrued as earned.

    The value of the investment in the CIGNA Guaranteed Long Term Account and the CIGNA Guaranteed Government Securities Account is equal to the amounts deposited in the account plus interest credited thereon less expenses, charges and other distributions. The CIGNA Guaranteed Long Term Account bore an interest rate of 5.65 percent at December 31, 1995 (5.40 percent at December 31, 1994). The CIGNA Guaranteed Government Securities Account held 9,301.12 units with a unit value of $11.59 at December 31, 1995.

    The value of a unit in the Fidelity Income and Growth Account and the Fidelity Growth Opportunities Account is based on the market value of the assets in the account at year-end. The Fidelity Income and Growth Account held 53,661.35 units with a unit value of $20.80 at December 31, 1995. The Fidelity Growth Opportunities Account held 73,148.79 units with a unit value of $41.07 at December 31, 1995. Investments in these accounts, traded on national securities exchanges, are valued at year-end closing prices, and in the case of over-the-counter securities, at closing prices at December 31.

    LOANS TO PARTICIPANTS

    The Plan allows participants to borrow against their accounts subject to certain limitations. The rate of interest on such borrowings is equal to the rate of interest paid by the CIGNA Guaranteed Long Term Account at the time the loan is made. Employee loans outstanding were $168,583 and $211,656 at December 31, 1995 and 1994, respectively. Loans during the plan year were distributed at interest rates ranging from 7.25 to 8.75 percent.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS, Continued

                           DECEMBER 31, 1995 and 1994



    CONTRIBUTIONS

    Participant contributions are recorded in the period that a participant's payroll deductions are made. Participant rollovers are funds transferred into the Plan during the respective year from new participants' previous employer plans.

3.  TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated August 4, 1995, that the Plan is qualified and the trust established under the Plan is tax-exempt, under the appropriate sections of the Code.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

                  SCHEDULE I - ITEM 27a - - SCHEDULE OF ASSETS
                          HELD FOR INVESTMENT PURPOSES
                             As of December 31, 1995

                                                                  Market
                                                                 Value at
                                                                 Close of
  Name of Issuer and Title of Issue             Cost (a)          Period
  ---------------------------------            ----------       -----------
* Delphi common stock, 25,629 shares,
     $0.10 par value, $1.25 per share                           $    32,036

* CIGNA Guaranteed Long Term Account,
     5.65 percent                                                 1,548,571

* CIGNA Guaranteed Government Securities
     Account, 9,301.12 units, $11.59 per unit                       107,800

* Fidelity Income and Growth Account,
     53,661.35 units, $20.80 per unit                             1,116,156

* Fidelity Growth Opportunities Account,
     73,148.79 units, $41.07 per unit                             3,004,221

* Participant Loans
     7.25 to 8.75 percent interest                                  168,583
                                                                -----------
                                                                $ 5,977,367
                                                                -----------
                                                                -----------

  (a) Historical cost information could not be obtained from the Plan's
   *  Represents a party in interest as of December 31, 1995.

                        DELPHI INFORMATION SYSTEMS, INC.
                         Cash Option Profit Sharing Plan

            SCHEDULE II - 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the Year Ended December 31, 1995


                                                                 Purchases                 Dispositions
                                                                 ---------        --------------------------------
                                                               Purchase Price
                                                              and Current Value
  Involved     Fund         Description         Number of       of Assets on       Selling                   Gain/
    Party      Name          of Assets         Transactions    Transaction Date     Price        Cost        Loss
- ----------   ----------     ------------       ------------   -----------------    --------   ---------     -------
 * CIGNA     Guaranteed     Fixed Income           (a)            $386,954         $742,514                 $    --
             Long Term
             Account

 * CIGNA     Income and     Equity and Fixed       (a)            $377,851         $505,572    $484,030     $21,542
             Growth         Income Securities
             Account        Fund

 * Fidelity  Growth         Common Stock           (a)            $720,872         $465,183    $401,356     $63,827
             Opportunities  Fund
             Account



             (a)  Information could not be obtained from the Plan's custodian.
             *     Represents a party in interest as of December 31, 1995


        The accompanying notes are an integral part of these statements.